UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 26, 2026

APOGEE ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-6365	41-0919654
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4400 West 78th Street, Suite 520	Minneapolis	Minnesota	55435
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code:	(952) 835-1874
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.33 1/3 Par Value	APOG	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).
 ☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers
(b)
On May 26, 2026, Brent C. Jewell tendered his resignation as President of the Architectural Glass Segment of Apogee Enterprises, Inc. (the “Company”). His last day with the Company will be June 10, 2026.
Mr. Jewell’s resignation is unrelated to the transaction announced by the Company on May 28, 2026 and was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices. The timing of this disclosure reflects the Company’s reporting obligations only and should not be interpreted as indicating any relationship between the leadership transition and the transaction.
Mr. Jewell is expected to continue to support the Company, including with respect to transition, pre-closing and integration activities related to the transaction, through his final date of employment.

Item 9.01	Financial Statements and Exhibits.
104	Cover Page interactive Data file (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE ENTERPRISES, INC.
		By:	/s/Bryan A. Welp
Bryan A. Welp Vice President, General Counsel and Secretary
Date:	May, 29, 2026